EXHIBIT 10.11


                          SECOND AMENDMENT TO AGREEMENT

         THIS SECOND AMENDMENT TO AGREEMENT (the "Amendment") relates to a certain Agreement dated October 30, 1991 as amended by that certain First Amendment to Agreement dated March 31, 1995 (such Agreement as so amended thereby is hereinafter referred to as the "Agreement"), between ACORN LABORATORIES, INC., a Florida corporation ("Acorn") and OCUREST LABORATORIES, INC., a Florida corporation ("Ocurest")

1. Section 2.a)(i) of the Agreement is hereby amended in its entirely to read as follows:

      (i) $200,000 to be paid on or before February 28, 1996 (the "Initial Payment"). Acorn hereby acknowledges and confirms that Ocurest has heretofore paid $170,000 of the Initial Payment to Acorn and, accordingly, the remaining obligation of Ocurest to Acorn with respect thereto is $30,000.

2. Section 2.a)(iv) of the Agreement is hereby amended in its entirety to read as follows:

      (iv) In the event that Ocurest sells or transfers all or substantially all of its business, which sale or transfer includes the licenses granted to Ocurest pursuant to the Agreement, in connection with the production and sale of the Eye Drop Products, other than through one or more licenses, the greater of (a) $1,250,000 or (b) 10% of the gross proceeds of such sale or transfer shall be paid or assigned by Ocurest to Acorn. Notwithstanding anything to the contrary in the Agreement as amended hereby or otherwise, upon such payment or assignment, neither Ocurest, the purchaser nor the transferee, as the case may be, shall have any further obligation to Acorn.

3. Section 5.a) of the Agreement is hereby amended to read as follows:


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      5.a) The licenses granted hereunder shall terminate and/or Ocurest or its successor or licensee, shall reassign the patent and trademark properties to Acorn:

        i) Prior to the payment to Acorn of an aggregate of $10,000,000 pursuant to the provisions of Section 2. hereof, upon the (a) filing by Ocurest of a voluntary petition of bankruptcy; (b) filing of an involuntary petition of bankruptcy against Ocurest provided that such petition is not discharged within 45 days of the filing thereof; (c) appointment of a receiver or a trustee for all or substantially all of the assets for the benefit of its creditors.

       ii) In the event that any payment due Acorn hereunder, other than (a) the payment referred to in Section 2.a) (i) hereof and (b) the Advances, are not paid within 120 days after any notice of non-payment;

      iii) In the event that any Advance is not paid within 45 days subsequent to the giving of notice of any non-payment by Acorn;

       iv) In the event that the payment referred to in Section 2.a) (i) hereof is not paid on or before February 28, 1996; and

        v) Upon the default by Ocurest or its successor or licensee in the performance of any other material obligation under this Agreement and such default is not cured within 120 days after notice of default or not later than the and of such 120 day period Acorn has been paid an aggregate of $10,000,000 pursuant to the provisions of Section 2. hereof.

4. Simultaneously with the execution hereof, Eric Schwarz shall deliver his release to Acorn with respect to any claims in

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   connection with that certain promissory note dated February 26, 1992 payable to him by Acorn in the principal amount of $12,500. The form of such release is attached hereto as an exhibit. The delivery of such release to Acorn shall be deemed to constitute a payment by Ocurest to Acorn of $12,500 of the Initial Payment.

5. Acorn hereby acknowledges the payment in full of all Advances payable on or before November 30, 1995.

6. Acorn hereby waives and releases any rights it has or may have against Ocurest prior to the execution of the Amendment (a) for any breaches or alleged breaches of the Agreement or (b) to terminate the license granted under the Agreement, or (c) to require Ocurest to turn over any materials and products to Acorn.

7. Acorn hereby confirms and acknowledges that it is the intent of Acorn that the licenses granted to Ocurest pursuant to the Agreement continue to remain in full and effect and not be revoked or otherwise terminated or abridged irrespective of any provision in the Agreement or otherwise. In order to further assure the foregoing, upon the execution of this Amendment, Acorn shall be deemed to have again granted such licenses to Ocurest as of the date hereof.

8. Other than as expressly set forth herein, the Agreement shall remain in full force and effect.

   IN WITNESS WHEREOF, the Amendment has been executed 29th day of January, 1996.


WITNESS:                                    ACORN LABORATORIES, INC.

/s/ illegible                               By:  /s/ illegible
--------------------------                     --------------------------
                                               President

WITNESS:                                    OCUREST LABORATORIES, INC.
/s/ illegible
--------------------------                  By:  /s/ illegible
                                               --------------------------
                                                Executive Vice President

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